                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 26, 2000



                             R&B Falcon Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                                    1-13729                                     76-0544217
(State or other jurisdiction                       (Commission                                  (IRS Employer
       of incorporation)                           File Number)                              Identification No.)

                 901 Threadneedle
                  Houston, Texas                                77079
     (Address of principal executive offices)                 (Zip code)

         Registrant's telephone number, including area code: (281) 496-5000

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Item 7. Exhibits

Exhibit

1.1 Underwriting Agreement dated October 26, 2000 between R&B Falcon Corporation and Goldman, Sachs & Co.

5.1      Legal Opinion of Gardere Wynne Sewell & Riggs, L.L.P. dated October 26,
         2000

10.1 Indemnification and Contribution Agreement between R&B Falcon Corporation and Transocean Sedco Forex Inc. dated October 26, 2000

12.1 Statement of Computation of Ratio of Earning to Fixed Charges and to Combined Fixed Charges and Preferred Dividends

15.1 Letter of Arthur Andersen LLP Regarding Unaudited Interim Financial Information

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of PricewaterhouseCoopers LLP


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2000

                                             R&B Falcon Corporation

                                             By:  /s/ TIM W. NAGLE
                                                --------------------------------
                                                      Tim W. Nagle
                                                Executive Vice President



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                                Index to Exhibits


Exhibit           Description
-------           -----------
1.1               Underwriting Agreement dated October 26, 2000 between R&B Falcon
                  Corporation and Goldman, Sachs & Co.

5.1               Legal Opinion of Gardere Wynne Sewell & Riggs, L.L.P. dated October 26, 2000

10.1              Indemnification and Contribution Agreement between R&B Falcon Corporation and Transocean Sedco Forex Inc. dated October 26, 2000

12.1              Statement of Computation of Ratio of Earning to Fixed Charges and to Combined
                  Fixed Charges and Preferred Dividends

15.1              Letter of Arthur Andersen LLP Regarding Unaudited Interim Financial
                  Information

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Ernst & Young LLP

23.3              Consent of PricewaterhouseCoopers LLP


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